Exhibit 99.2
Q3 ‘22EARNINGS RESULTS

2Forward-Looking Statements and Other MattersThis presentation may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements can be identified by the use of words such as “illustrative”, “representative”, “expect”, “plan”, “will”, “estimate”, “project”, “intend”, “believe”, and other similar expressions that do not relate to historical matters. These forward-looking statements reflect the Company’s current views about future events, and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactionsand events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (1) the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; (2) the ability to consummate the announced transactions on the expected terms and within the anticipated time periods, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the approval of SAFE’s and STAR’s stockholders, completion of the Spin-Off, sales of assets and other factors; (3) anydelay or inability of New Safehold and/or SpinCo to realize the expected benefits of the transactions; (4) changes in tax laws, regulations, rates, policies or interpretations; (5) the value of New Safehold shares to be issued in the transaction; (6) the value of SpinCo's shares and liquidity in SpinCo's shares; (7) the riskof unexpected significant transaction costs and/or unknown liabilities; (8) potential litigation relating to the proposed transactions; (9) the impact of actions taken by significant stockholders; (9) the potential disruption to STAR’s or SAFE’s respective businesses of diverted management attention, and the unanticipated loss of key members of senior management or other employees, in each case as a result of the announced transactions; (10) general economic and business conditions that could affect New Safehold and SpinCo following the transactions; (11) market demand for ground lease capital; (12) the Company’s ability to source new ground lease investments; (13) the availability of funds to complete new ground lease investments; (14) risks that the rent adjustment clauses in the Company's leases will not adequately keep up with changes in market value and inflation; (15) risks associated with certain tenant and industry concentrations in our portfolio; (16) conflicts of interest and other risks associated with the Company's external management structure and its relationships with iStar and other significant investors;(17) risks associated with using debt to fund the Company’s business activities (including changes in interest rates and/or credit spreads, the ability to source financing at rates below the capitalization rates of our assets, and refinancing and interest rate risks); (18) risks that tenant rights in certain of our ground leases will limit or eliminate the Owned Residual Portfolio realizations from such properties; (19) general risks affecting the real estate industry and local real estate markets(including, without limitation, the potential inability to enter into or renew ground leases at favorable rates, including with respect to contractual rate increases or participating rent); (20) dependence on the creditworthiness of our tenants and their financial condition and operating performance; and (21) competition from other ground lease investors and risks associated with our failure to qualify for taxation as a REIT, as amended. Please refer to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent reports filed with the Securities and Exchange Commission (SEC) for further discussion of these and other investment considerations. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.This presentation also contains modeling and information relating to potential inflation, which are presented for illustrative purposes only, and are not guarantees or otherwise necessarily indicative of future performance. In addition, this presentation contains certain figures, projections andcalculations based in part on management’s underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptionscould provide differing outputs.Important Note re COVID-19: Readers of this presentation are cautioned that, due to the possibility that the COVID-19 pandemic will have a delayed adverse impact on our financial results, along with the uncertainty created by the pandemic, our results for the period may not be indicative of future results. Similarly, our Rent Coverage and Unrealized Capital Appreciation as of September 30, 2022 may to decline with respect to certain properties in future periods due to the continuing impact of the pandemic and the fact that certain metrics that we report and monitor may not reflect the full effects of the pandemic as of their dates of determination. Readers are urged to read our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 when it is filed with the SEC for a more fulsome discussion of our quarterly results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section included therein. Note: Please refer to the Glossary at the end of this presentation for a list of defined terms and metrics. Everything as of 9/30/22 unless otherwise noted.

Forward-Looking Statements and Other Matters

Inflation Adjusted Yield / CPI Adjustments: Safehold™ originated ground leases typically include a periodic rent increase based on prior years cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 84% of our portfolio as determined by cash rent has some form of a CPI lookback and 95% of our portfolio as determined by cash rent has some form of inflation capture. For Inflation Adjusted Yield calculation assumes current FRED 30-yr Breakeven Inflation Rate of 2.27% annually. (Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, October 31, 2022)

Rent Coverage / Property NOI: The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third property appraisals and available market information, such as leasing activity at comparable properties in the relevant market.

Additional Information and Where You Can Find It

In connection with the proposed transactions, STAR will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of STAR and SAFE and that also will constitute a prospectus for the shares of STAR Common Stock being issued to SAFE's stockholders in the proposed Merger. In addition, SpinCo will file with the SEC a Form 10 registration statement that will register its common shares. STAR, SAFE and SpinCo also may file other documents with the SEC regarding the proposed transactions. This document is not a substitute for the joint proxy statement/prospectus or Form 10 registration statement or any other document which STAR, SAFE and SpinCo may file with the SEC. INVESTORS AND SECURITY HOLDERS OF STAR AND SAFE, AS APPLICABLE, ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, THE FORM 10 REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders may obtain free copies of the joint proxy statement/prospectus and the Form 10 registration statement (when available) and other documents filed with the SEC by STAR, SAFE and SpinCo through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations departments of STAR or SAFE at the following:

iStar, Inc.
1114 Avenue of the Americas
39th Floor
New York, NY 10036
Attention: Investor Relations

Safehold, Inc.
1114 Avenue of the Americas
39th Floor
New York, NY 10036
Attention: Investor Relations

This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the prospectus or any other document that STAR, SAFE or SpinCo may file with the SEC in connection with the proposed transactions. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

STAR, SAFE and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information regarding STAR's directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in STAR's definitive proxy statement for its 2022 annual meeting, which is on file with the SEC. Information regarding SAFE's directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in SAFE's definitive proxy statement for its 2022 annual meeting, which is filed with the SEC. A more complete description will be included in the registration statement on Form S-4, the joint proxy statement/prospectus and the Form 10 registration statement.

Investor Relations Contact
Jason Fooks
212.930.9400
investors@safeholdinc.com

3

The Next Step in Safehold's Progression

A Better Safehold

Safehold and iStar have agreed to combine to create the only self-managed, pure-play ground lease company in the public markets

Better Structure

Enhances governance, widely distributes voting power, expands number of independent directors on Board

Internalizes and better aligns management team which helped revolutionize ground lease industry

Better Cost & Economics

Lowers costs as New Safehold scales compared to projected external management fees and reimbursable expenses

Launches fund management business and creates transitional revenue streams with SpinCo

Better Debt & Equity Profile

Improves equity investor appeal by adding MSD Partners as new strategic investor while also more than doubling float

Clears path for credit ratings momentum by directly addressing key ratings drivers

4

Q3 '22 Highlights

Strong Earnings	Solid Investments	Sizable Capital Sources
$46.4m Net Gain from Sale of a Ground Lease	**$284m** New Ground Lease Investments[1]	**$756m** Cash & Credit Facility Availability[2]
52% Quarterly Y/Y Revenue Growth	**$597m** Net UCA Growth	**$2.0b** Caret Valuation based on Most Recent Commitment[3]

Note: Please see "Unrealized Capital Appreciation Details" in the Appendix for more information.
(1) Investments in Q3 '22 include $29m of new forward commitments that have not yet been funded. There can be no assurance that Safehold will fully fund these transactions.
(2) Based on cash & cash equivalents and the unused capacity of the new unsecured revolving credit facility as of 9/30/22, which may be fully drawn, subject to certain conditions.
(3) MSD committed to buy 1.0% of the total authorized Caret Units with no redemption rights contingent on the closing of the business combination and subject to Safehold shareholders' consent to certain CARET modifications.

5

Investment Activity

Quarterly Activity

$284m

Originations[1]

$255m Funded : $29m Unfunded

$303m

Fundings

$255m New Investments : $48m Funding Prior Investments

Origination Metrics

- 6 ground lease transactions
- All multifamily
- 5 markets (1 new market)
- 2 new clients, 4 repeat clients
- 6.0% w.a. Inflation Adjusted Yield[2]
  - 5.8% with 0% inflation
- 37% w.a. GLTV[3]
- 3.0x w.a. Rent Coverage[3]

Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter. Refer to Appendix for Portfolio Reconciliation and Glossary for more details.
(1) Investments in Q3 '22 include $29m of new forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance that Safehold will fully fund these transactions.
(2) Safehold™ originated ground leases typically include a periodic rent increase based on prior years cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. All our investments this quarter as determined by cash rent has some form of a CPI lookback. Assumes current FRED 30-yr Breakeven Inflation Rate of 2.27% annually. (Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, October 31, 2022)
(3) The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market.

6

7 $0.3b$0.8b$1.5b$2.9b$4.0b$6.1bIPO(6/22/2017)Q3 '18Q3 '19Q3 '20Q3 '21Q3 '22Note: Please see the “Important Note re COVID-19” in the front of this presentation for a statement about metrics this quarter. Pictures of properties that are currently under development are presented as renderings. (1) The portfolio is presented using Aggregate Gross Book Value. As of 9/30/22, the portfolio included $297m of forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance Safehold will fully fund these transactions.Portfolio Growth 18xGrowth Since IPO(1) Q3 ’22 Investments

Earnings Results

		Quarterly Results			Year-to-Date Results		
		Q3 '22	Q3 '21	Y/Y Growth	YTD '22	YTD '21	Y/Y Growth
Revenue		$71.7m	$47.3m	52%	$196.9m	$135.0m	46%
Net Income Attributable to Safehold Inc. common shareholders	GAAP	$66.1m	$20.2m	227%	$113.6m	$51.8m	119%
	Excluding Merger & Caret Related Costs[1] and Non-Recurring Gains[2]	$25.5m	$18.3m	40%	$73.5m	$50.1m	47%
Earnings Per Share	GAAP	$1.06	$0.38	182%	$1.87	$0.97	92%
	Excluding Merger & Caret Related Costs[1] and Non-Recurring Gains[2]	$0.41	$0.34	20%	$1.21	$0.94	29%

Note: Please refer the "Earnings Reconciliation" section of the Appendix for more information with regard to the calculation of net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains for the period.
(1) Merger and Caret related costs were $5.8m in Q3 '22, ($0.1m) in Q3 '21, $6.3m YTD '22 and $0.1m YTD '21 from legal, tax, accounting and miscellaneous.
(2) Non-recurring gains include $46.4m gain on sale of Net Investment in Lease (net of Caret distribution) in Q3 '22 and $1.8m selling profit from sales-type leases in Q3 '21.

8

9 Attractive Ground Lease Realization In Q3 ’22, Safehold sold a ground lease in the Washington D.C. MSA for $136.0m, generating a gain for Safehold of approximately $55.8m (gross of Caret allocations to third parties) Safehold originally purchased the asset in December 2020 for $76.7 million After paying closing costs, establishing reserves and returning the original cost basis to Safehold, the remaining $55.8m proceeds will be distributed approximately $46.8m to Safehold and approximately $9.0m to the minority Caret unitholders (including management)

Inflation Captured Cash Flows

(Current Portfolio Gross Book Value: $5,786m)

CPI Lookbacks continue periodically through the life of the lease, which can provide meaningful inflation capture unlike the long-term fixed-rate bonds we benchmark against.[1]

In-Place with 0% Inflation

Annualized Cash Yield

3.3%

($188m Annualized In-Place Cash Rent)

Annualized Yield

5.1%

($297m Annualized In-Place Net Rent)

Including Contractual Inflation Capture

2.0% Inflation

5.5%

Inflation Adjusted Yield

2.27% Inflation

5.7%

Inflation Adjusted Yield

Current FRED Breakeven Inflation Rate [2]

3.0% Inflation

6.1%

Inflation Adjusted Yield

Note: Refer to the Glossary in the Appendix for yield calculations and additional details.

[1] Safehold™ originated ground leases typically include a periodic rent increase based on prior years cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 84% of our portfolio as determined by cash rent has some form of a CPI lookback and 95% of our portfolio as determined by cash rent has some form of inflation capture.

[2] Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, October 31, 2022.

10

11 Office45%(36 Assets)Multifamily35%(66 Assets)Hotel12%(16 Assets)Life Science5%(5 Assets)Mixed Use & Other3%(5 Assets)Underlying Property(128 Assets)Portfolio Metrics(Current Portfolio Gross Book Value: $5,786m)Note: Please see the “Important Note re COVID-19” in the front of this presentation for a statement about metrics this quarter. (1) The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market. Lease Term Property Type W.A. Rent Coverage3.9x W.A. GLTV40% Credit Metrics(1) >60 yrs94%<20 yrs4%20-60 yrs2%Lease Term Remaining w/ Ext.(W.A. 93 Years)

12 Geographic Breakdown(Current Portfolio Gross Book Value $5,786m) Detroit Milwaukee Central3%(6 assets) Minneapolis Nashville West26%(35 assets) Southwest6%(14 assets) Southeast13%(29 assets) Northeast39%(22 assets) Mid-Atlantic13% (22 assets) Washington, D.C. Philadelphia Atlanta Raleigh-Durham Orlando Tampa Miami Sarasota Austin Dallas San Antonio Los Angeles San Francisco San Jose Portland Seattle Honolulu Salt Lake City New York Phoenix San Diego Denver Jacksonville Houston Chicago Boston Sacramento Baltimore

Capital Structure

Debt Overview



Non-Recourse Secured $1,498m
Total
$3.8b
Pro-Rata Held by JVs $272m
Unsecured Notes $1,375m
Unsecured Revolver $630m
($720m remaining capacity)

24 year w.a. maturity[1]

Credit Ratings

Baa1
Moody's
(Upgraded to Positive Outlook in Q3 '22)

BBB+
Fitch
(Stable Outlook)

Debt and Liquidity Metrics	Q3 '22
Total debt	$3,775m
Total book equity	$2,126m
Equity market cap[2]	$1,819m
Total debt / book equity	**1.8x**
Total debt / equity market cap	**2.1x**
Unencumbered assets	$3,265m
Cash & credit facility availability	$756m

Interest Rates and Spreads[1]	Q3 '22
Annualized Yield	5.1%
Effective Interest Rate	3.7%
Effective spread	**138 bps**
Annualized Cash Yield	3.3%
Cash Interest Rate	3.2%
Cash spread	**15 bps**

(1) Excludes outstanding borrowings under the Company's unsecured revolving credit facility.
(2) Based on SAFE closing share price of $29.25 on October 31, 2022.

13

Estimated Unrealized Capital Appreciation

83%
CAGR
Since IPO

+$597m
in Q3 '22



$0.4b
$1.6b
$2.8b
$5.1b
$6.7b
$10.5b
IPO
Q3 '18
Q3 '19
Q3 '20
Q3 '21
Q3 '22

Total Square Feet: 32.7m[(1)]

Multifamily	Office
14.4m Sq. Ft. *(15.9k Units)*	13.2m Sq. Ft.

Hotel	Life Science	Mixed Use & Other
3.8m Sq. Ft. *(5.1k Keys)*	0.7m Sq. Ft.	0.7m Sq. Ft.

Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter. Please see "Unrealized Capital Appreciation Details" in the Appendix for more information.
(1) Square footage and total units/keys are based on information provided by the building owners, public records, broker reports and other third-party sources and are based on the primary usage of the building. No assurance can be made to the accuracy of these figures.

14

Caret Update

- In Q3 '22, we announced that MSD Partners committed to purchase 1.0% of the total authorized Caret Units for an aggregate $20.0 million implying a valuation of $2.0 billion with no redemption options[1]
- Caret Ownership
  - Inclusive of all commitments, Safehold will own ~83% of outstanding Caret units
  - After giving effect to the MSD Partners transaction, other investors including management will own ~17% of outstanding Caret Units



Safehold
(NYSE: SAFE)
100%
~83%
GL Units
(Rent Stream plus Original Cost Basis and certain other cash flows)
Caret Units
(Capital Appreciation above Original Cost Basis under specified circumstances)
~15%
Employees 2018 Incentive Plan
~1%
First Round Investors(2)
~1%
MSD Partners(1)

(1) Concurrent with and subject to the closing of the business combination and subject to Safehold shareholders' consent to certain CARET modifications.
(2) Including commitment to purchase 28,571 units.

15

Caret Timeline

2H '18:
Formed a subsidiary called "Caret" to track the capital appreciation above Cost Basis. Employee performance-based incentive plan created

May '19:
Management incentive plan[5] approved by shareholders, requiring management to deliver significant share price appreciation and crystalize the value of UCA over time for all stakeholders

100+
Assets[1]

+$8.9b
UCA[2]

Baa1/BBB+
Credit Rating[3]

Feb '22:
Outside investors participate in Series A round[4]

Aug '22:
MSD Partners commitment to Series B round[6]

(1) Reached 100 transaction milestone, enhancing diversification.
(2) Increased UCA from $1.6b to $10.5b from Q3 '18 to Q3 '22.
(3) Achieved investment grade unsecured corporate ratings.
(4) We are obligated to seek to provide a public market listing for the Caret Units by Q1'24. If we are unable to achieve a public market liquidity event at a value in excess of $1.75b, investors in the initial round will have the option to cause the redemption of their Caret Units at their original purchase price.
(5) Management was granted up to 15% of Caret units under this plan.
(6) Concurrent with and subject to the closing of the business combination and subject to Safehold shareholders' consent to certain CARET modifications.

16

17 APPENDIX

Appendix

Income Statements

	For the three months ended September 30, 2022	2021	For the nine months ended September 30, 2022	2021
Revenues:				
Interest income from sales-type leases	$54,736	$30,145	$146,014	$83,244
Operating lease income	16,507	16,992	49,925	51,367
Other income	453	144	1,004	390
Total revenues	**$71,696**	**$47,281**	**$196,943**	**$135,001**
Costs and expenses:				
Interest expense	$35,463	$20,932	$91,050	$57,259
Real estate expense	866	719	2,272	2,038
Depreciation and amortization	2,407	2,390	7,215	7,160
General and administrative	9,551	6,658	29,203	21,388
Other expense	6,073	350	6,777	740
Total costs and expenses	**$54,360**	**$31,049**	**$136,517**	**$88,585**
Gain on sale of Net Investment in Lease	$55,811	-	$55,811	-
Income from operations before other items	**$73,147**	**$16,232**	**$116,237**	**$46,416**
Loss on early extinguishment of debt	-	-	-	(216)
Earnings from equity method investments	2,244	2,244	6,772	4,012
Selling profit from sales-type leases	-	1,833	-	1,833
Net income	**$75,391**	**$20,309**	**$123,009**	**$52,045**
Net income attributable to noncontrolling interests	(9,314)	(105)	(9,381)	(201)
Net income attributable to Safehold Inc. common shareholders	**66,077**	**$20,204**	**$113,628**	**$51,844**
Weighted avg. share count (basic)	**62,150**	**53,498**	**60,776**	**53,347**
Weighted avg. share count (diluted)	**62,150**	**53,511**	**60,776**	**53,359**
Earnings per share (basic & diluted)	**$1.06**	**$0.38**	**$1.87**	**$0.97**

Note: Figures in thousands except for per share amounts.

18

Appendix

Balance Sheets

	September 30, 2022	December 31, 2021
Assets:		
Net investment in sales-type leases	$3,066,113	$2,412,716
Ground Lease receivables	1,326,632	796,252
Real estate:		
Real estate, at cost	740,971	740,971
Less: accumulated depreciation	(32,864)	(28,343)
Real estate, net	708,107	712,628
Real estate-related intangible assets, net	219,469	224,182
Total real estate, net and real estate-related intangible assets, net	927,576	936,810
Equity investments in Ground Leases	178,643	173,374
Cash and cash equivalents	35,574	29,619
Restricted cash	58,001	8,897
Deferred operating lease income receivable	141,005	117,311
Deferred expenses and other assets, net	58,330	40,747
Total assets	**$5,791,874**	**$4,515,726**
Liabilities:		
Accounts payable, accrued expenses, and other liabilities	$122,662	$67,592
Real estate-related intangible liabilities, net	64,800	65,429
Debt obligations, net	3,458,905	2,697,503
Total liabilities	**$3,646,367**	**$2,830,524**
Redeemable noncontrolling interests	$19,658	-
Equity:		
Safehold Inc. shareholders' equity:		
Common stock	$622	$566
Additional paid-in capital	1,981,155	1,663,324
Retained earnings	140,475	59,368
Accumulated other comprehensive loss	(8,420)	(40,980)
Total Safehold Inc. shareholders' equity	**$2,113,832**	**$1,682,278**
Noncontrolling interests	$12,017	$2,924
Total equity	**$2,125,849**	**$1,685,202**
Total liabilities, redeemable noncontrolling interests and equity	**$5,791,874**	**$4,515,726**

Note: Figures in thousands.

19

20Portfolio ReconciliationAppendixNote: Figures in millions. Figures in the reconciliation table may not foot due to rounding. IPO(6/22/17) 9/30/189/30/199/30/209/30/219/30/22Net investment in Sales-Type Leases- - $465$1,089$1,802$3,066Ground Lease receivables- - 73 $480$691$1,327Pro-rata interest in Ground Leases held as equity method investments- - - $344$439$444Real estate, net (Operating Leases)$265$527$673$687$714$708Add: Accumulated depreciation1 9 15 21 27 33 Add: Lease intangible assets, net123 221 245 239 223 219 Add: Accumulated amortization1 7 14 21 27 34 Add: Other assets- - 25 24 23 22 Less: Lease intangible liabilities, net(51) (58) (57) (57) (66) (65) Less: Noncontrolling interest- (2) (2) (2) (2) (2) Gross Book Value$339$705$1,450$2,845$3,879$5,786Add: Forward Commitments- 64 83 34 94 297 Aggregate Gross Book Value$339$769$1,534$2,879$3,973$6,083Less: Accruals to net investment in leases and ground lease receivables- - (2) (33) (87) (155) Aggregate Cost Basis$339$769$1,531$2,847$3,886$5,929Less: Forward Commitments- (64) (83) (34) (94) (297) Cost Basis$339$705$1,448$2,813$3,792$5,631

Appendix

Earnings Reconciliation

	For the three months ended September 30, 2022	2021	For the nine months ended September 30, 2022	2021
Net income attributable to Safehold Inc. common shareholders	**$66,077**	**$20,204**	**$113,628**	**$51,844**
Less: Gain on sale of Net Investment in Lease	(55,811)	-	(55,811)	-
Less: Selling profit from sales-type leases	-	(1,833)	-	(1,833)
Add: Merger & Caret related costs	5,995	(86)	6,441	101
Net income excluding merger & Caret related costs and non-recurring gains for the period	**$16,262**	**$18,284**	**$64,259**	**$50,112**
Impact attributable to noncontrolling interests	$9,279	-	$9,279	-
Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains for the period	**$25,541**	**$18,284**	**$73,538**	**$50,112**
Weighted average number of common shares - Basic	62,150	53,498	60,776	53,347
Weighted average number of common shares - Diluted	62,150	53,511	60,776	53,359
Basic EPS excluding merger & Caret related costs and non-recurring gains for the period	**$0.41**	**$0.34**	**$1.21**	**$0.94**
Diluted EPS excluding merger & Caret related costs and non-recurring gains for the period	**$0.41**	**$0.34**	**$1.21**	**$0.94**

Note: Figures in millions except for per share amounts.
Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains for the period is a non-GAAP metric used internally as a supplemental performance measure adjusting for certain extraordinary items to give management and investors a view of net income more directly derived from operating activities in the period in which they occur. Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains for the period is calculated as net income (loss) attributable to common shareholders, prior to the effect of non-recurring gains, and charges related to the merger and administration of Caret, all as adjusted to exclude the impact of gains and charges allocable to noncontrolling interests. It should be examined in conjunction with net income (loss) attributable to common shareholders as shown in our consolidated statements of operations. It should not be considered as an alternative to net income (loss) attributable to common shareholders (determined in accordance with generally accepted accounting principles in the United States of America ("GAAP")). This metric may differ from the calculations of similarly-titled measures used by other companies.

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22Unrealized Capital Appreciation DetailsAppendixRefer to the Glossary in the Appendix for a definition of Owned Residual Portfolio, Unrealized Capital Appreciation (“UCA”), and“Combined Property Value” (“CPV”). SAFE relies in part on CBRE’s appraisals of the CPV of our portfolio in calculating UCA. SAFE may utilize management’s estimate of CPV for ground lease investments recently acquired that CBRE has not yet appraised. For constructiondeals, CPV represents the cost to build inclusive of the land. CPV is a hypothetical value of the as-improved subject property, based on anassumed ownership structure different from the actual ownership structure. CPV does not take into account the in-place Ground Lease or other contractual obligations and is based on the hypothetical condition that the property is leased at market rent at stabilized levels, where applicable, as of the valuation date, without consideration of any costs to achieve stabilization through lease up and associated costs. In determining the CPV of each property, CBRE has utilized the sales comparison approach, based on sales of comparable properties, adjusted for differences, and the income capitalization approach, based on the subject property’s income-producing capabilities. The assumptions applied to determine values for these purposes vary by property type and are selected for use based on a number of factors, including information supplied by our tenants, market data and other factors. We currently intend that the CPV associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months.The calculation of the estimated UCA in our Owned Residual Portfolio is subject to a number of limitations and qualifications. We do not typically receive full financial statements prepared in accordance with U.S. GAAP for the commercial properties being operated on the landsubject to our Ground Leases. In some cases, we are prohibited by confidentiality provisions in our Ground Leases from disclosing information that we receive from our tenants to CBRE. Additionally, we do not independently investigate or verify the information supplied by our tenants, but rather assume the accuracy and completeness of such information and the appropriateness of the accounting methodology or principles, assumptions, estimates and judgments made by our tenants in providing the information to us. Our calculation of UCA in our Owned Residual Portfolio is not subject to U.S. GAAP and will not be subject to independent audit. We conduct rolling property valuations; therefore, our estimated UCA and CPV may not reflect current market conditions and may decline materially in the future. There can be no assurance that we will realize any incremental value from the UCA in our Owned Residual Portfolio or that the market price of our common stock will reflect any value attributable thereto. We will generally not be able to realize value from UCA through near term transactions, as properties are leased to tenants pursuant to long-term leases. For more information on UCA, including additional limitations and qualifications, please refer to our Current Report on Form 8-K filed with the SEC on November 1, 2022 and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated from time to time in our subsequent periodic reports, filed with the SEC.We formed a subsidiary called Caret Ventures LLC that is structured to track and capture UCA to the extent UCA is realized upon sale of our land and Ground Leases or certain other specified events. Under a shareholder-approved plan, management was granted up to 15% ofthe total authorized Caret units, some of which remains subject to time-based vesting. See our 2021 proxy statement for additional information on the long-term incentive plan.We announced on February 15, 2022 that we sold 108,571 Caret units and received a commitment for the sale of 28,571 Caret units for an aggregate $24.0 million. Those 137,142 Caret units equal 1.37% of the authorized Caret units in Caret Ventures LLC, implying a total Caret unit valuation of $1.75 billion. As part of the sale, we are obligated to seek to provide a public market listing for the Caret units, or securities into which they may be exchanged, within two years. If we are unable to provide public market liquidity within the two years at a value in excess of the new investors’ basis, the investors have the right to cause us to redeem their Caret units at their original purchase price.Additionally, we announced on August 11, 2022 that MSD Partners, L.P. subscribed to purchase 100,000 Caret units from SAFE for an aggregate purchase price of $20.0 million, conditioned on, among other things, the closing of the merger and spin-off and the implementation of certain changes to the Caret program.

Appendix

Glossary

Aggregate Cost Basis	Represents Cost Basis plus unfunded commitments. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments.
Aggregate Gross Book Value	Represents the Current Portfolio plus unfunded commitments. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments.
Annualized Cash Yield	Calculated as the annualized base Cash Rent plus Percentage Rent divided by Cost Basis.
Annualized Yield	Calculated as the annualized base Net Rent plus Percentage Rent divided by GBV.
Cash Interest Rate	The current cash interest rate of debt.
Cash Rent	Represents base ground lease income recognized excluding straight-line rent, amortization of lease intangibles, and non-cash income from sales-type leases.
Combined Property Value (CPV)	The current combined value of the land, buildings and improvements relating to a commercial property, as if there was no ground lease on the land at the property. CPV is generally based on independent appraisals; however, the Company will use actual sales prices/management estimates for recently acquired and originated ground leases for which appraisals are not yet available. For construction projects, CPV represents the total cost associated with the acquisition, development, and construction of the project.
Cost Basis	Represents the historical purchase price of an asset, including capitalized acquisition costs.
Current Portfolio	Represents the portfolio of assets owned at the date indicated, measured using Gross Book Value. Does not include unfunded commitments.
Effective Interest Rate	Represents the all-in stated interest rate over the term of debt from funding through maturity based on the contractual payments owed excluding the effect of debt premium, discount and deferred financing costs.
GAAP Rent	Current period revenue from operating and sales-type leases recognized under GAAP.
Gross Book Value (GBV)	Represents Cost Basis plus accrued interest on sales-type leases.
Ground Lease-to-Value (GLTV)	Calculated as the Aggregate GBV divided by CPV. Safehold uses this metric to assess risk and our seniority level in a real estate capital structure. Similar to the concept of the LTV metric used in the loan market.
Ground Lease Plus Commitment (GL+)	Safehold's commitment or option to purchase ground leases from iStar or a third-party contingent on certain development and timing criteria.
Inflation Adjusted Yield	Computed similarly to effective yield on a bond, the Inflation Adjusted Yield is calculated using projected cash flows beginning 10/1/2022 for the duration of the lease, with an initial cash outflow and a residual value equal to our cost of the land. The cash flows incorporate contractual fixed escalators and the impact of an assumed inflation scenario on variable rate escalators such as (i) CPI adjustments and CPI lookbacks, (ii) percentage of revenues the building generates and/or (iii) periodic fair market valuations of the land. For CPI adjustments and CPI lookbacks, this metric uses the assumed inflation scenario for the duration of the leases. For ground leases that have other forms of inflation capture including fair market value resets and percentage rent based on building revenue, this metric assumes fair market value and building revenue increase by the assumed inflation scenario annually.
Net Rent	GAAP Rent less depreciation & amortization. This includes the amortization of a right of use asset recorded as real estate expense (totals $1.0m annualized). Includes our proportionate share of GAAP rent and amortization from our equity method investment.
Owned Residual Portfolio	Represents the portfolio of properties under which Safehold owns a ground lease and reflects Safehold's right to the land, property and tenant improvements at the end of the lease. The current value of the Owned Residual Portfolio is typically represented by the Combined Property Value or CPV of our portfolio.
Percentage Rent	Represents TTM cash percentage rent paid by the property.
Property NOI	Represents the net operating income (NOI) of the building/Safehold's ground lease tenant prior to paying ground lease rent.
Rent Coverage	The ratio of Property NOI as provided by the building owner or estimated Property NOI to the annualized Cash Rent due to Safehold. The Company adjusts Property NOI for material non-recurring items and uses estimates of the stabilized Property NOI if it does not receive current tenant information and for properties under construction or transition, in each case based on leasing activity at the property and available market information, including leasing activity at comparable properties in the relevant market.
Safehold™/Safehold™ Ground Lease	A ground lease originated and structured by Safehold.
Unrealized Capital Appreciation (UCA)	Calculated as the difference between CPV and the portfolio's Aggregate Cost Basis. The Company tracks UCA because we believe it provides relevant information with regard to the three key investment characteristics of our ground leases: (1) the safety of our position in a tenant's capital structure; (2) the quality of the long-term cash flows generated by our portfolio rent that increases over time; and (3) increases and decreases in CPV of the portfolio that will ultimately revert to us.

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